Exhibit 99.1

1st Quarter Performance Report and Earnings Guidance

Released By YAK Communications (USA), Inc.

MIAMI & TORONTO—(BUSINESS WIRE)—Nov. 10, 2003—YAK Communications (USA), Inc. (NASDAQ: YAKC), a provider of telecommunication services to residential and business customers, today released its first quarter fiscal year ending 2004 performance and earnings report and an earnings guidance.

For the quarter ended September 30, 2003, YAK announced sales of $18,791,000, an increase of 130 per cent over sales of $8,179,000 for the comparable period ending September 30, 2002. Earnings per diluted share was $.27, an increase of 145 per cent over the comparable period ending September 30, 2002. This amount exceeds the Company’s previously provided earnings guidance.

During the quarter ended September 30, 2003, YAK processed on its own network 204 million minutes of traffic with 18 million calls serving over 700,000 recurring monthly customers.

For the month of September 2003, YAK sales were approximately $6.6 million.

The Company’s operating divisions contributed as follows:

— YAK—‘dial-around’—$5.1 million, which represents an increase of 80 per cent over sales of $2.8 million, in September 2002;

— Argos and Contour—‘managed telco resale services to enterprise’—$1.5 million.

All $ amounts are in US currency.

“This quarter was the first quarter of consolidated operations which include Argos Telecom Inc. and Contour Telecom Inc., and we are extremely satisfied with these results,” said YAK President and CEO Charles Zwebner. “We have been able to achieve strong profitability in all segments of our business operations including the dial-around products, managed telco services and resale of telco services to the enterprise markets. We have also expanded and competitively re-priced our product and service offerings for the enterprise market, streamlined operations and re-built the sales and marketing channels, so we are ready to begin an aggressive marketing effort during our next fiscal quarter ending December 2003,” added Zwebner.

“This coming quarter will also see the start of sales from some of our projects we have been working on including the launch of YAK in Atlantic Canada—Nova Scotia, New Brunswick, Prince Edward Island and Newfoundland plus our launch of YAK in Peru, South America.

“We expect that sales for the coming quarter to be approximately $20 million and earnings per share to be similar or improved over our $.27 per diluted share for the quarter ended September 30, 2003.

“We continue to expand and grow our business by providing traditional telephony offerings to the residential and small business consumer markets while at the same time, working diligently on our deployment of Broadband Telephony and VOIP offerings, scheduled for early calendar year 2004. We believe these two strategies will allow us to continue to increase revenue, free cash flow and earnings and also set the stage for YAK to compete in the next generation technology offerings leveraging our customer base and cost infrastructures,” said Zwebner.

About YAK Communications Inc.: YAK Communications (USA), Inc. (the “Company”) (NASDAQ:YAKC) was incorporated in December 1998 in Florida with the objective of providing international long distance discount services to both business and residential customers. The Company specializes in offering these services to consumers by way of a dial-around (known as “10-10”). The Company is a facilities-based reseller, which utilizes its own switching systems.

Visit www.yak.com

Forward Looking Statements:

Statements contained in this News Release which are not strictly historical are forward-looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this News Release and assumes no responsibility to update or revise such forward-looking statements.

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company’s actual results to differ materially from such forward-looking statements.

Words such as “projects”, “believe”, “anticipates”, “estimate”, “plans”, “expect”, “intends” and similar words and expressions are intended to identify forward-looking statements and are based on our current expectations, assumptions and estimates about us and our industry. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors, risks and uncertainties. These factors, risks and uncertainties include, without limitation, the Company’s success in integrating the operations of its newly-acquired businesses and associated reduction in costs, continued and increased demand for its services, competition from larger and/or more experienced telecommunications providers, its ability to continue to develop its markets, general economic conditions, changes in governmental regulation and other factors that may be more fully described in the Company’s literature and periodic filings with the Securities and Exchange Commission. You are urged to carefully review and consider these disclosures which describe certain factors which affect our business.

CONTACT: Yak Communications (USA), Inc.(NASDAQ-SMALL:YAKC)

News Media Contact:

David Eisenstadt

The Communications Group Inc.

1-800-267-4476

deisenstadt@tcgpr.com

or

Investor Contact:

Larry Turel

Yak Communications (USA) Inc.(NASDAQ-SMALL:YAKC)

954-938-8391 ext. 132

larry@yak.com